Exhibit 10.2

Execution Copy

REVERSE EQUITY PRICING AGREEMENT

This REVERSE EQUITY PRICING AGREEMENT (“Agreement”) dated as of November 13, 2013 between YA Global Investments, L.P, a limited partnership organized and existing under the laws of the Cayman Islands (the “Investor”), and BiondVax Pharmaceuticals Ltd., a public company organized and existing under the laws of Israel (the “Company”). Each of the above mentioned parties to this Agreement shall be referred to as a “Party” and all of such Parties as the “Parties.”

WHEREAS, the shares of the Company are listed for trade on the Tel Aviv Stock Exchange Ltd. (“TASE”) under the symbol “BNDX”; and

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company from time to time, ordinary shares of the Company, subject to the terms and conditions set forth herein; and

WHEREAS, each of the issuances of ordinary shares to the Investor shall be made solely at the discretion of the Company; and

WHEREAS, the ordinary shares shall be issued to the Investor under Shelf Offering Reports pursuant to a Shelf Prospectus and/or a Prospectus to be published and maintained in full force and effect throughout the Commitment Period, free of any lock-up or selling restrictions as more fully detailed herein.

NOW, THEREFORE, the Parties represent and agree as follows:

Article I. Certain Definitions

Section 1.01    “Advance” shall mean the Company’s right to sell Ordinary Shares to the Investor, pursuant to the terms and conditions hereof.

Section 1.02    “Advance Amount” shall mean the amount specified by the Company in the relevant Advance Notice (in US$) as the total amount for which the Company wishes to sell to the Investor its Ordinary Shares pursuant to such Advance Notice, as may be reduced pursuant to the provisions of Section 2.01 hereof.

Section 1.03    “Advance Closing Date” shall mean, in respect of each Advance, the first Trading Day after the date on which the applicable Shelf Offering Report was filed.

Section 1.04    “Advance Notice” shall mean a written notice to the Investor in the form of Annex A attached hereto, executed by an officer of the Company, delivered to the Investor and setting forth the Advance Amount desired by the Company.

Section 1.05    “Advance Notice Date” shall mean, each date that the Company delivers an Advance Notice to the Investor in compliance with Section 2.01(a) of this Agreement.

Section 1.06    “Affiliate” shall have the meaning ascribed to the term under the Securities Regulations as well as a Subsidiary.

Section 1.07    “Applicable Securities Laws” shall mean Securities Regulations and rules, regulations and formal requirements of the ISA and the TASE.

Section 1.08    “Closing” shall mean one of the closings of a purchase and sale of Shares pursuant to Section 2.02.

Section 1.09    “Companies Law” shall mean the Israeli Companies Law, 1999.

Section 1.10    “Condition Precedent” shall mean each of the conditions precedent specified in Article VII.

Section 1.11    “Condition Satisfaction Date” shall mean the date or dates as of which each of the Condition Precedents specified in Article VII shall be satisfied.

Section 1.12    “Control” shall have the meaning ascribed to the term under the Companies Law.

Section 1.13    “Commitment Amount” shall mean an amount of US$5,000,000.

Section 1.14    “Commitment Fee” shall have the meaning set forth in Section 12.06 below.

Section 1.15    “Commitment Period” shall mean the period commencing on the Effective Date, and expiring upon the termination of this Agreement in accordance with Article X hereof.

Section 1.16    “Daily Value Traded” in respect of a particular Trading Day means the product obtained by multiplying the daily trading volume of the Ordinary Shares for that day on the TASE by the VWAP for such day.

Section 1.17    “Disclosure Schedule” shall mean Schedule 1 attached hereto, provided by the Company to the Investor, which contains certain disclosures constituting qualifications and exceptions to the Company’s representations to the Investor under Article IV below.

Section 1.18    “Effective Date” shall mean the date on which the Shelf Prospectus under which the Shares may be issued to the Investor in accordance with the provision of this Agreement shall be first duly published.

Section 1.19    “Free” with respect to the Shares shall mean that immediately subsequent to their issuance to the Investor, the Shares shall be freely tradable on the TASE, may be freely sold by the Investor without any lock-up or selling restrictions imposed pursuant to the Securities Regulations (including any ruling or release of the ISA published prior to the date hereof) or pursuant to the TASE rules and regulation, other than any applicable reporting or other legal requirements.

Section 1.20    “General TASE Approval” shall have the meaning set forth in Section 6.05 below.

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Section 1.21    “NIS” means New Israeli Shekel.

Section 1.22     “ISA” means the Israeli Securities Authority.

Section 1.23    “Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, including on the Shares’ legal status as Free, (ii) a material adverse effect on the results of operations, assets, business or conditions (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform its obligations hereunder in any material respect on a timely basis provided, however, that, in no event shall any of the following be taken into account when determining whether there is a Material Adverse Effect: (a) any change resulting from conditions generally affecting the industry in which the Company operates or changes or fluctuations in the economy or financial markets generally or changes or fluctuations that are the result of acts of war, armed hostilities or terrorism; (b) changes in GAAP or IFRS, or other accounting rules or methods or interpretation or application of any of the foregoing after the date of this Agreement that were not known and not could reasonably have been anticipated prior to the date of this Agreement.

Section 1.24    “Maximum Advance Amount” shall mean, with respect to each Advance, the maximum amount of an Advance that the Company may request in each Advance Notice, which amount shall not exceed the higher of: (i) US$50,000 or (ii) 10% of the aggregate of the Daily Value Traded during the ten consecutive Trading Days ending with (and including) the Advance Notice Date, but not more than US$250,000, unless agreed otherwise in writing by the Parties with respect to any specific Advance (such agreement shall not bind the Investor in regards to any additional and/or other Advance Notices, and the Investor shall be entitled, at its sole discretion and without providing explanation, to deny any Company’s request for such increase).

Section 1.25    “Misleading Item” shall have the meaning ascribed to the term under the Securities Law and Regulations.

Section 1.26    “Offering Document” shall mean a Shelf Prospectus and/or a Shelf Offering Report.

Section 1.27    “Ordinary Shares” shall mean the Company’s ordinary shares, with no par value.

Section 1.28    “Person” means any natural person (including personal representatives, executors and heirs of a deceased individual) or any entity which is given, or is recognized as having, legal personality by the law of any jurisdiction, any corporation, company, unincorporated association, limited liability entity, joint venture, joint stock company, partnership, general partnership, limited partnership, proprietorship, trust, union, association, organization, nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), Authority, trustee, receiver or liquidator.

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Section 1.29    “Pricing Period” shall mean the ten consecutive Trading Days ending on (and including) the Advance Notice Date.

Section 1.30    “Pricing Underwriter” shall mean an underwriter selected by the Company that is qualified to act as an underwriter under the Securities Regulations and was approved in writing by the Investor, which shall not unreasonably withhold its approval.

Section 1.31    “Prospectus” shall have the meaning ascribed to the term under the Securities Law and Regulations. Any provision herein that applies to the Company’s Prospectus, shall apply to any amendment thereto, and any provision herein that applies to a proposed Company’s Prospectus shall apply to any proposed amendment to a Company’s Prospectus.

Section 1.32    “Purchase Price” shall mean 96% of the lowest daily VWAP of the Ordinary Shares during the Pricing Period, converted into US$ by dividing by the US$-NIS last known representative exchange rate as published by the Bank of Israel on the Advance Notice Date. The Purchase Price shall be rounded to the nearest 4th decimal place.

Section 1.33    “Public Fillings” shall have the meaning set forth in Section 4.05 below.

Section 1.34    “Securities Regulations” shall mean the Securities Law, 1968, as amended, and all regulations promulgated thereunder.

Section 1.35    “Shares” shall mean the Ordinary Shares to be issued to the Investor from time to time hereunder pursuant to the Advances or the Commitment Shares.

Section 1.36    “Shelf Prospectus” (in Hebrew: ) shall have the meaning ascribed to the term under the Securities Regulations.

Section 1.37    “Shelf Offering Report” (in Hebrew: ) shall have the meaning ascribed to the term under the Securities Regulations. The Shares shall be issued to the Investor under Shelf Offering Reports subsequent to each Advance Notice.

Section 1.38    “Specific TASE Approval” shall have the meaning set forth in Section 6.05 below.

Section 1.39    “Subsidiary” shall have the meaning ascribed to the term under the Companies Law.

Section 1.40    “TASE” means the Tel Aviv Stock Exchange Ltd.

Section 1.41   “TASE Approval” shall mean each of the approvals required from the TASE under TASE rules and regulations for the listing of the Shares on the TASE, including the General TASE Approval and the Specific TASE Approvals as set forth in Section 6.05 below.

Section 1.42    “Trading Day” shall mean any day during which the TASE is open for business.

Section 1.43    “US$” means United States Dollar.

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Section 1.44 “VWAP” shall mean, in respect of any relevant Trading Day, the daily volume-weighted average price published by Bloomberg L.P. (in NIS) for the Ordinary Shares on the TASE during regular trading hours.

Article II. Advances

Section 2.01 Advances; Mechanism. Based on the representations, warranties and agreements herein contained, subject to the terms and conditions of this Agreement, the Company, at its sole and exclusive election, may, from time to time during the Commitment Period, issue and sell Shares to the Investor, against payment by the Investor to the Company of the Purchase Price per Share, on the following terms:

(a)
Advance Notice Procedures. At any time and from time to time during the Commitment Period, the Company may require the Investor to purchase Ordinary Shares by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.01, and in accordance with the following provisions:

1)
Advance Notice Date. An Advance Notice shall be delivered in accordance with the instructions set forth in Annex A and may only be delivered to the Investor on any Trading Day, and only (i) after the close of regular trading hours on the TASE, and (ii) before 5:00 pm local time in New York. An Advance Notice shall be deemed valid if it has been issued by the Company in the form attached as Annex A hereof, was executed by an officer of the Company in accordance with the terms of this Agreement and all Conditions in Section 7.01 have been satisfied.

2)
Settlement Document. Before 5:30 p.m. local time in New York on the Advance Notice Date, the Investor shall deliver to the Company a written document in the form attached hereto as Annex B (a “Settlement Document”), setting forth the amount of the Advance (taking into account any adjustments pursuant to the provisions of Section 2.01(b)), the Purchase Price, the total number of Shares to be purchased by the Investor (which shall be determined by dividing the amount of the Advance by the Purchase Price) and a report by Bloomberg, LP indicating the VWAP for each of the Trading Days during the Pricing Period, in each case taking into account the terms and conditions of this Agreement. No fractional shares shall be issued. Fractional shares shall be rounded down to the nearest whole number. The Settlement Document shall also indicate the number of Ordinary Shares held by the Investor and its Affiliates as of such date. Promptly after receipt of the Settlement Document the Company shall review it and cause the Underwriter to review it with the goal of approving it prior to the opening of trading on the TASE on the following Trading Day.

	3)	Advance Undertakings. In connection with each Advance Notice, the Company shall:

(i) file an immediate report () in accordance with the Securities Regulations, regarding the delivery of the Advance Notice and the Company’s intention to file the Shelf Offering Report relating to such Advance (the “Advance Immediate Report”) immediately after receipt of the Settlement Document by the Company but before the opening of the TASE on the next Trading Day;

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(ii) Publish a Shelf Offering Report with respect to the issuance of the Shares pursuant to the Advance Notice on the first Trading Day immediately following receipt of the Settlement Document by the Company;

(iii) Use its best efforts to obtain a Specific TASE Approval to the listing of such number of Shares covered under the Advance (the “Specific TASE Approval”); immediately prior to the publication of the Shelf Offering Report; and

(iv) Deliver all necessary documents to the Nominee Company () to effect the issuance and listing of the Shares on the TASE as soon as practically possible on the Advance Closing Date;

(the required actions described in subsection (i) through (iii) of this paragraph shall be referred to herein as the “Advance Undertakings”) for the purposes that the Shares to be issued pursuant to the Advance Notice will be listed and admitted on the TASE and will be Free no later than the Advance Closing Date. The Company acknowledges and agrees that notwithstanding anything else to the contrary in this Agreement, in the event that the Company is unable to timely comply with any of the Advance Undertakings, the Investor shall have the right to terminate the Advance, at its sole discretion, without any penalty or fee. In such case, the Company shall file an ‘immediate report’ () disclosing that the Company delivered an Advance Notice to the Investor and the Investor exercised its right to terminate the Advance, since the Company failed to comply with the Advance Undertakings.

4)
In connection with delivering an Advance Notice to the Investor, the Company shall certify that it has taken all of the necessary steps and made all necessary preparations so that it believes, with a high degree of confidence, that it will be able to timely accomplish each of the Advance Undertakings.

5)	THE COMPANY SHALL NOT DISCLOSE TO THE INVESTOR ITS INTENTION TO DELIVER AN ADVANCE NOTICE UNDER THIS AGREEMENT PRIOR TO THE ACTUAL DELIEVRY OF SUCH ADVANCE NOTICE.

6)
Subject to each valid Advance Notice and the conditions of this Agreement, the Investor shall be bound to purchase Shares from the Company, and the Company shall be bound to issue and sell the Shares to the Investor, in accordance with this Agreement.

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(b)
Advance Limitations. The Advance Amount requested by the Company in each Advance Notice shall not exceed each of the following limitations, (and regardless of the Advance Amount requested by the Company in the Advance Notice, the actual amount of the Advance shall be automatically reduced to comply with these limitations):

	1)	The amount for each Advance as set forth by the Company in the applicable Advance Notice shall not exceed the Maximum Advance Amount.

	2)	The aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount.

3)
Ownership Limitation. The number of Ordinary Shares issuable per each Advance Notice shall not cause the Investor and its Affiliates (that may be considered under the Securities Regulations as holders of Ordinary Shares jointly with the Investor) to exceed beneficial ownership of 4.99% of the then issued and outstanding share capital of the Company (the 4.99% limitation shall be referred to hereinafter as the “Ownership Limitation”). In respect of each Advance Notice delivered by the Company, any portion of an Advance Amount that would cause the Investor to exceed the Ownership Limitation, shall automatically be withdrawn with no further action required on behalf of either Party and the Advance Notice will remain in full force and effect with respect to the remaining portion of the Advance Amount. Upon receipt of an Advance Notice the Investor shall notify the Company of its holdings of Ordinary Shares as of the end of the day on the Advance Notice Date and the Advance Amount shall be adjusted accordingly, if necessary, to comply with the Ownership Limitation. In order to decrease the chances that the Ownership Limitation will limit the size of an Advance, the Investor will use commercially reasonable efforts to reduce its holdings in Ordinary Shares after each Advance, subject to the maintenance of orderly markets, adequate trading volume, and sufficient value of the Ordinary Shares, all as determined by the Investor in its sole discretion in good faith, and not to acquire Ordinary Shares other than pursuant to this Agreement, so as to limit the number of Shares held by the Investor and increase the likelihood that the Shares issuable to the Investor under the Advance Notice, together with any remainder of Ordinary Shares held by it at such Advance Notice’s date, shall not exceed the Ownership Limitation threshold; provided, however, that the Investor shall not be expected or obligated to sell any Ordinary Shares in a price which is lower than the Purchase Price of the most recent prior Advance (if any). Notwithstanding the forgoing, the Company acknowledges and agrees that the Investor’s ability to reduce its holdings in accordance with this paragraph may be limited by the application of the limitation set forth in Section 2.03 below.

4)
Offering Limitation. In respect of each Advance Notice, any portion of the Advance Amount that would cause the aggregate number of Shares to exceed the aggregate number of Ordinary Shares available for offering under the Shelf Prospectus shall be automatically deemed to be withdrawn with no further action required on behalf of either Party and the Advance Notice will remain in full force and effect with respect to the remaining portion of the Advance Amount.

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Section 2.02 Closings. Each Closing shall take place on the applicable Advance Closing Date. In connection with each Closing, provided that all Conditions Precedent have been satisfied or waived in accordance with the provisions hereof, the Parties shall fulfill their obligations as set forth below:

(a)
As early as practically possible on the Advance Closing Date, the Company shall deliver to the Nominee Company, a share certificate covering the Shares, as well as instruct the Nominee Company to deposit the Shares in a specific securities account (with a TASE member) (the “Investor’s Account”), the details of which are set forth in Annex C1 hereto and shall provide to the TASE and/or the Registration Company all the necessary forms and documents so as to facilitate the immediate deposit of the Shares in the Investor’s Account. The Investor may change the details of such securities account, by giving a written notice to the Company, no later than one trading day prior to the Advance Notice Date. Each Closing and the purchase of the Shares shall take place concurrently with, and be subject to, the Company promptly fulfilling the foregoing in full.

(b)
On the Advance Closing Date, the Investor shall deposit with the Pricing Underwriter the amount of the Advance, as may be reduced in accordance with Section 2.01(b) above and subject to any deductions and set-off in accordance with Section 2.02 (d) herein, (such amount, the “Deposited Amount”) by wire transfer of immediately available funds to the Pricing Underwriter’s Designated Bank Account, the details of which are set forth in Annex C2 hereto (the Pricing Underwriter may change the details of such bank account by giving a written notice to the Investor, at any time prior to the Advance Closing Date with a copy to the Company).

(c)
The Pricing Underwriter shall act with any Deposited Amount in accordance with the Irrevocable Instructions set forth in Annex C3 hereto and shall remit the Deposited Amount to the Company’s bank account the details of which are set forth in Annex C3 hereto (the Company may change the details of such bank account by giving a written notice to the Pricing Underwriter, at any time prior to the Advance Closing Date with a copy to the Investor), promptly upon receiving a document evidencing the deposit of the Shares in the Investor’s Account. Prior to the transfer of funds to the Company, all funds in the Pricing Underwriter’s Designated Bank Account together with any amount accrued thereon, shall belong to the Investor, and the Pricing Underwriter shall act with respect to same in accordance with instructions delivered from time to time by the Investor to the Pricing Underwriter. In the event that the Pricing Underwriter does not receive a document evidencing the deposit of the Shares in the Investor’s Account within two (2) days of the Advance Closing Date, the Pricing Underwriter shall immediately notify the Investor and release the funds back to the Investor. Commencing upon the issuance of the Shares to the Investor the Pricing Underwriter shall hold the Deposited Amount in trust to the benefit of the Company. For the sake of clarity, (i) any funds left in the Pricing Underwriter’s Designated Bank Account following transfer of the Deposited Amount shall belong to the Investor, while any amounts accrued on the amount of the Deposited Amount following the date of the transfer of the Shares to the Investor’s Account shall belong to the Company; and (ii) any and all costs and expenses associated with the Pricing Underwriter’s tasks hereunder shall be borne by the Company, except any cost and expense relates to the escrow agreement in the form of Annex C5, which shall be paid by the Investor. Immediately following the Effective Date the Parties and the Pricing Underwriter shall execute an escrow agreement in the form of Annex C5 hereto.

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(d)
The Investor may set off from any such Advance Amount any amount due to the Investor pursuant to Section 12.06 hereunder. Such deduction shall be the sole deduction/set off made by the Investor. The Advance Amount shall be paid in US$.

(e)
In addition, on or prior to the Advance Closing Date, the Company and the Investor shall deliver to each other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the applicable Closing.

Section 2.03 No Short Selling. From the date hereof, the Investor and any parties managed by Yorkville Advisors LLC or Yorkville Advisors Global, LP, and their Affiliates (collectively referred to as the “Funds”) shall not directly or indirectly engage in any form of short selling of any of the Company’s securities (except that after the filing of a Shelf Offering Report, the Investor may engage in selling in respect of not more than the number of Shares the Investor is purchasing under, and is awaiting receipt pursuant to, the relevant Advance Notice pursuant to such Shelf Offering Report, and the sale of such Shares shall not be deemed a short sale). The Funds trading activity shall be in compliance with all ISA and TASE instructions.

Article III. Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company that the following are true and correct as of the date hereof and as of each Condition Satisfaction Date:

Section 3.01 Organization and Authorization. The Investor is duly incorporated or organized, validly existing and in good standing in the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to enter into and perform this Agreement and any related agreements, in accordance with the terms hereof and thereof, and to purchase and hold the Shares issuable hereunder. The decision to invest and the execution and delivery of this Agreement and any related agreements by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized and requires no other proceedings on the part of the Investor. The Investor has the right, power and authority to execute and deliver this Agreement and all other instruments, on behalf of the Investor and, where applicable, also each of the Funds, and to perform all of its obligations hereunder and thereunder. This Agreement and any related agreements have been duly executed and delivered by the Investor and constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, composition, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing, minority oppression and reasonableness), whether such principles are considered in a proceeding at law or in equity or any limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any documents referred to herein.

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Section 3.02 No Conflict. The execution, delivery and performance of this Agreement and any document contemplated hereunder by the Investor and the consummation by the Investor of the transactions contemplated hereby will not: (i) conflict with or result in the breach or a violation of its incorporation documents or partnership agreement or (ii) conflict with or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Investor is a party or by which it is bound, or result in a violation of any law, rule, regulation, order, judgment or decree (including the Securities Regulations and the rules of the TASE) applicable to the Investor or by which any material property or asset of the Investor or any of its Affiliates is bound or affected. Except as specifically contemplated by this Agreement, the Investor is not required to obtain any consent, authorization or order of, any court or governmental authority in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof. Except as specifically contemplated by this Agreement, all consents, authorizations, orders, filings and registrations which the Investor is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Investor is unaware of any fact or circumstance which might give rise to any of the foregoing.

Section 3.03     Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with the transactions contemplated hereby. It recognizes that its investment in the Company involves a high degree of risk. The Investor further represents that it has received all information which it has requested from the Company regarding the Company, its business, management and financial affairs and has conducted or will conduct prior to the publication of the Shelf Prospectus, either itself or through the Pricing Underwriter, a due diligence investigation of the Company, to its satisfaction.

Section 3.04     No Legal Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors.

Section 3.05     Financial Capabilities. The Investor has, and will maintain throughout the Commitment Period, sufficient financial resources and liquid funds to perform all of its obligations under this Agreement in accordance with the terms and conditions hereof and in a timely manner.

Section 3.06     The Securities Law Investors’ Categories. The Investor represents that it falls within category 11 of the list of investors categories set forth in Annex I to the Israeli Securities Law. For avoidance of doubt, the Investor undertakes to maintain such status throughout the Commitment Period and to immediately notify the Company if it loses such status or if it becomes aware of any circumstances that may reasonably be expected to result in it losing such status.

Section 3.07     Not an Affiliate. The Investor is not an officer, director or a person that directly or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company or any Affiliate of any of these persons and entities.

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Section 3.08     Trading Activities. The Investor’s trading activities with respect to the Company’s Shares shall be in compliance with all applicable Securities Regulations and the rules of the TASE.

Section 3.09     Non-exclusivity. The Investor confirms and acknowledges that this Agreement and the rights awarded to the Investor thereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by the Company’s shares or other securities of the Company and/or grant any rights with respect to its existing and/or future share capital. It is hereby further clarified that nothing in this Agreement shall preclude the Company from raising capital in any manner whatsoever, including through a Shelf Prospectus or any Shelf Offering Report.

Article IV. Representations and Warranties of the Company

Except as stated below, in the Disclosure Schedule or in the Public Fillings, the Company hereby represents and warrants to the Investor that the following are true and correct as of the date hereof and as of each Condition Satisfaction Date (unless otherwise contemplated hereunder):

Section 4.01     Organization and Qualification. The Company is duly incorporated and validly existing under the laws of the State of Israel and has all requisite corporate power to own its properties and to carry on its business as now being conducted. The Company, to its best knowledge, is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to qualify or be in good standing would not have a Material Adverse Effect on the Company taken as a whole.

Section 4.02     Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its corporate organs, Board of Directors or its shareholders, (iii) this Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement and any related agreements, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, composition, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing, minority oppression and reasonableness), whether such principles are considered in a proceeding at law or in equity or any limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any documents referred to herein.

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Section 4.03     Capitalization. As of the date of this Agreement, the registered share capital of the Company consists of 391,000,000 Ordinary Shares of which 54,125,467 Ordinary Shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No Ordinary Shares are subject to preemptive rights or right of first refusal or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the Company’s annual report for 2012 and in any subsequent securities filing and in the Disclosure Schedule attached hereto, as of the date hereof, (i) there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever issued or undertaken by the Company relating to, or securities or rights convertible into or right to purchase or receive, any shares of the Company issued by the Company, as applicable, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of the Company; and (ii) There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement, or by the consummation of the transactions described herein or therein. The Company has furnished to the Investor true and correct copies of the Company’s Articles of Association and Memorandum (if applicable), as in effect on the date hereof (the “Incorporation Documents”), and the terms of all securities convertible into or exercisable for Ordinary Shares and the material rights of the holders thereof in respect thereto.

Section 4.04     No Conflict. The execution, delivery and performance of this Agreement and any document contemplated hereunder by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with or result in the breach or a violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company, under the Incorporation Documents, (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, mortgage, deed of trust or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound, or result in a violation of any law, rule, regulation, statue, order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or its properties, (including Applicable Securities Laws) applicable to the Company or any of its Subsidiaries or by which any material property or asset of the Company or any of its Subsidiaries is bound or affected in each case which conflict or default, would likely cause a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under the Company’s Incorporation Documents or the Subsidiaries’ Certificates of Incorporation and Articles of Association, as applicable. To the best of the Company’s knowledge, neither the Company nor its Subsidiaries is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries and which would cause a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance, and regulation of any governmental entity and which would cause a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under any Applicable Securities Laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in accordance with the terms hereof. Except as specifically contemplated by this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any fact or circumstance which, in their reasonable judgment, might give rise to any of the foregoing.

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Section 4.05     The Company’s Public Filings. To the Company’s best knowledge, it has filed on a timely basis all reports, forms, statements and other documents that it is required to file under the Securities Regulations from the filing of its Initial Public Offering, dated May, 30th, 2007 (all of the foregoing including documents incorporated by reference therein, being hereinafter referred to as the “Public Filings”). As of their respective dates, the Public Filings complied in all material respects with the requirements of the applicable Securities Regulations, and none of the Public Filings contained any Misleading Item. As of their respective dates, the financial statements of the Company included in the Public Filings complied in all material respects with applicable accounting requirements and the rules and regulations of the ISA with respect thereto. Such financial statements have been prepared in accordance with the Israeli generally accepted accounting principles, or the IFRS, as applicable and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. No other information provided by or on behalf of the Company to the Investor or to the Pricing Underwriter or any other “Underwriter” (as such term is defined under the Securities Law), when authorized by the Investor in accordance with the provisions of Section 6.02 or 6.04, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

Section 4.06     No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and would have a Material Adverse Effect.

Section 4.07     The Shares. The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued and fully paid and non-assessable, Free, free and clear of all encumbrances and will be issued in compliance with all applicable Securities Regulations and TASE rules; the share capital of the Company, including the Ordinary Shares, conforms in all material respects to the description thereof contained in the Public Filings. The Company is not obligated to offer the Shares on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents.

Section 4.08     Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and to the extent that any advice is given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder, such advice is merely incidental to the Investor’s purchase of the Shares hereunder.

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The Company is aware and acknowledges that it may not be able to request Advances under this Agreement if it does not receive the ISA’s permit to publish a Shelf Prospectus covering the issuance of the Shares, or it cannot maintain such effective Shelf Prospectus or if it cannot publish an effective Shelf Offering Report covering the issuances of Shares pursuant to the Advance, or if it does not hold an effective TASE Approval or if any Advances would violate any Applicable Securities Law, or if any of the conditions set forth in Article VI is not fulfilled or fully complied with. The Company further is aware and acknowledges that any fees paid or Shares issued pursuant to Section 12.06 hereunder shall be earned on the due date of such payment or issuance, as applicable, and shall not be refundable or returnable under any circumstances.

Article V. Indemnification

Section 5.01

(a)
Subject to the provisions of Section 5.01(c) and Section 5.03 herein, the Company hereby undertakes to defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (collectively, the “Investor Indemnitees”) from and against any and all actions, cause of action suits, claims, direct losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), actually incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation (including failure to state a material fact required to be stated, or necessary to make the statement, in light of the circumstances under which it was made, not misleading) or breach of any representation or material warranty made by the Company in this Agreement, or any other certificate, instrument or document contemplated hereby or thereby, except insofar as such Indemnified Liabilities arise out of or are based upon (x) any untrue statement which has been made therein or upon any omission omitted therefrom in reliance upon and in conformity with the information relating to the Investor Indemnitees furnished in writing to the Company by or on behalf of the Investor Indemnitees or (y) willful, reckless, or negligent misconduct of the Investor Indemnitees or any of them; or (b) any breach by the Company of any covenant, agreement or obligation of the Company contained in this Agreement, or any other certificate, instrument or document contemplated hereby or thereby; provided, however, that the total indemnification amount available to the Investor Indemnitees in connection with Indemnified Liabilities it incurred due to this Section 5.01(a), shall not exceed the total amount of all Advance Amounts paid by the Investor to the Company under this Agreement as of such date.

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(b)
If any action, suit, demand or proceeding (collectively “Proceeding”) shall be brought against any Investor Indemnitee, in respect of which indemnity may be sought by the Investor Indemnitee against the Company in accordance with Section 5.01(a) above, such Investor Indemnitee shall promptly notify the Company, and the Company shall have the right to assume the defense of any such Proceedings, including the employment of counsel reasonably acceptable to the Investor Indemnitee and payment of all reasonable fees and expenses of such counsel. Such Investor Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Investor Indemnitee, unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense or employ counsel reasonably acceptable to the Investor Indemnitee, or (iii) the named parties to any such Proceeding (including any impleaded parties) include both Investor Indemnitee and the Company, and the representation of such indemnified party and the Company by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such Proceeding on behalf of such Investor Indemnitee). It is understood, that without prejudice to the foregoing, the Company shall, in connection with any such one Proceeding or separate or substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Investor Indemnitees not having actual or potential differing interests with the Company or among themselves, which firm shall be designated in writing by the Investor, and that all such fees and expenses shall be reimbursed as they are actually incurred and paid for, unless they are paid by the Company directly. If the Company assumes the defense of any Proceeding, then the Investor Indemnitees shall cooperate with and assist the Company in such defense as requested by the Company and shall make available to the Company any documents and materials in its possession or control that may reasonably be necessary therefor. The Investor Indemnitees shall use best efforts to assist the Company and make available to the Company, at the Company’s reasonable expense, such documents and materials also in the event that the Company did not assume the defense, unless such cooperation and provision of documents reasonably adversely affects its defense of any Proceeding. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such written consent, the Company agrees to indemnify and hold harmless any Investor Indemnitee, to the extent provided in the preceding paragraph from and against any Indemnified Liability by reason of such settlement.

(c)
Notwithstanding any provision herein to the contrary, the provisions of Sections 5.01(a) shall not apply in the event of any liability or expense which the Company undertakes to indemnify under Section 5.01(d) herein.

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(d)
Notwithstanding any provision herein to the contrary, subject to the provision Section 5.03, the Company hereby undertakes to indemnify and hold harmless any Investor Indemnitee from and against any and all liabilities, and expenses (as specified in sub Sections (i), (ii), and (iii) herein) incurred by any Investor Indemnitee, by virtue of, as a result of, or arising out of, or relating to any Misleading Item in any Offering Document (the “Indemnified Securities Liabilities”), to the maximum extent permitted by Law, except insofar as such Indemnified Securities Liabilities arise out of or are based upon (x) any untrue statement which has been made therein or upon any omission omitted therefrom in reliance upon and in conformity with the information relating to the Investor Indemnitees furnished in writing to the Company by or on behalf of the Investor Indemnitees or (y) willful, reckless, or negligent misconduct of the Investor, Indemnitees or any of them:

          i)     any financial liability imposed for the benefit of another person pursuant to a final and non-appealable judgment, including a judgment given in the matter of a settlement or an arbitral award approved by the court;

          ii)     any reasonable litigation expenses, including attorney’s fees, incurred by any Investor Indemnitee, as a result of any investigation, or proceeding held by any government authority or agency so authorized to conduct any investigation or proceeding, and such proceeding or investigation against the Investor Indemnitee ended without the filing of a criminal charge (as defined in Section 260(IA) of the Companies Law), the imposition of financial penalties instead of a criminal proceeding (as defined in Section 260(IA) of the Companies Law), or ended without the filing of a criminal charge but a financial penalty was imposed on such Investor Indemnitee instead of a criminal proceeding that does not require the proof of criminal intent; and

          iii)     any reasonable litigation expenses including attorney’s fees, incurred by any Investor Indemnitee or charged to him/her/it, in any proceeding filed against him/her/it by or on behalf of the Company or by any other person, or for a criminal charge from which he/she/it was acquitted, or for a criminal charge in which he/she/it was found guilty of an offense not requiring proof of criminal intent.

The Investor shall have the right to request from the Company, in writing, to conduct, on the Investor Indemnitees’ behalf, any negotiations or defense against any suit subject to this indemnification. In the event the Company does not comply with the said request within twenty (20) days of notification, the Investor Indemnitee shall have the right to conduct such defense in any manner it chooses and reach any settlement with the plaintiff for any reasonable sum in the circumstances, and the Company shall be obligated to indemnify the Investor Indemnitee for such settlement amount, plus any other direct reasonable expenses incurred by the Investor Indemnitee for defending the suit; provided, however, that the Company receives fifteen (15) days prior notice in writing from the Investor Indemnitee of its intention to settle the suit and within such fifteen (15) days, notice period the Company has not taken over the management of the suit. If any action, suit, demand or proceeding shall be brought against any Investor Indemnitee, in respect of which indemnity may be sought against the Company pursuant to this Section 5.01(d), the provisions of Section 5.01(b) shall apply accordingly.

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(e)
Notwithstanding any provision herein to the contrary, the entire maximum indemnification amount available to the Investor Indemnitees under Section 5.01(d) shall not exceed the total amount of all Advance Amounts paid by the Investor to the Company for the Shares issued to the Investor pursuant to the applicable Shelf Offering Report (the “Cap”); provided, however, that if in the same Shelf Offering Report the Company shall offer its securities both to the Investor and to the public, then the Cap shall be only the total amount of purchase price of such securities offered to the Investor. The Company represents and warrants to the Investor that the Cap is reasonable in the circumstances of the case. Without derogating from the maximum indemnification amount stated above, no indemnification shall be paid for any sum that is greater than the value of twenty five percent (25%) of the Company’s equity, as reported in the last consolidated, audited or reviewed financial reports published immediately prior to the Investor’s request of such indemnification pursuant to this Agreement, if there is a reasonable doubt (based on an opinion from the Company’s auditor and legal counsel) that such payment of the indemnification amount shall cause the Company to fail to repay its existing and foreseeable liabilities.

(f)
The Company’s indemnification for the benefit of the Investor Indemnitees for Indemnified Securities Liabilities shall be: (i) specifically stated in the Company’s Shelf Prospectus; and (ii) approved prior to the publication of the Shelf Prospectus and each Shelf Offering Report by the Company’s Board of Directors, specifically stating that the amount of indemnification for Indemnified Securities Liabilities is reasonable under the circumstances.

(g)
The Company shall not be liable for indemnity unless pursuant to the provisions of Section 5.01 hereof and the indemnification hereunder and the enforcement thereof shall be the sole and exclusive financial remedy available to the Investor Indemnitees against the Company (for the removal of doubt, this provision shall not affect any other non-financial remedies available to the Investor Indemnitees against the Company).

Section 5.02  Subject to the provisions of Section 5.03, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees, consultants and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor except insofar as such Company Liabilities arise out of or are based upon (x) any untrue statement which has been made therein or upon any omission omitted therefrom in reliance upon and in conformity with the information relating to the Company Indemnitees furnished in writing to the Investor by or on behalf of the Company Indemnitees or (y) willful, reckless, or negligent misconduct of the Company Indemnitees, (b) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement, or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor; or (c) information relating to the Investor furnished in writing by or on behalf of the Investor for use in the applicable Offering Document or any other certificate, instrument or document contemplated hereby or thereby. If any action, suit or proceeding shall be brought against any Company Indemnitee in respect of which indemnity may be sought against the Investor, sub-Section 5.01(b) above shall apply, mutatis mutandis. Without derogating from the generality of the foregoing, the total indemnification amount available to the Company Indemnitees under this Section 5.02 shall not exceed the Cap.

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Section 5.03  The obligations of the Company and of the Investor to indemnify under Sections 5.01(a) and 5.02, as applicable, shall survive termination of this Agreement for two years and the obligations of the Company to indemnify the Investor under Section 5.01(d) shall survive during the period specified in Section 6.04(b) herein. In no event shall either party be liable for any incidental, consequential, or punitive damages, including, but not limited to, any lost profits or opportunities, arising out of, relating to, or in connection with the subject matter of this Agreement, even if such party has been advised of the possibility of such damages.

Section 5.04  For the removal of any doubt, neither Party shall under no circumstances whatsoever be liable to the other for any indirect, special, incidental, consequential or punitive damages, whether based on contract, tort, strict liability or otherwise, arising under or in connection with the Agreement.

Article VI. Covenants of the Company and Investor

Section 6.01 Shelf Prospectus and Accuracy of Information in Offering Documents. Prior to delivering any Advance Notice hereunder, and subject to the provisions of Sections 6.02 and 6.03, the Company shall publish a Shelf Prospectus, which shall be effective as of each Advance Notice Date. Prior to the publication of any Offering Document, the Company shall take all reasonable measures to verify the information and the disclosure contained in the Offering Document, except the information relating to the Investor furnished in writing to the Company by or on behalf of the Investor, and the full compliance of same with the Securities Regulations.

Section 6.02 Review of Shelf Prospectus and Shelf Offering Reports. The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Shelf Prospectus, including any amendment thereof (and shall give due consideration to all such comments). The Investor shall have the discretion to take, or authorize the Pricing Underwriter (or any other “Underwriter” as such term is defined under the Securities Law) (in these Sections 6.02 and 6.03 each, an “Underwriter”) to take, any reasonable measures it shall deem appropriate to ensure that there are no Misleading Items in each Offering Document. For the sake of clarity, the Investor, and the Pricing Underwriter or the Underwriter authorized by the Investor, may notify the ISA should the Investor, the Pricing Underwriter or such authorized Underwriter, as applicable, become aware of any occurrence that would cause the ISA to prohibit the publication of any Offering Document, or would permit such publication only after corrections are made to such document.

Section 6.03  Company’s Cooperation with the Pricing Underwriter and/or the Investor.

(a)
The Company acknowledges that under the Securities Regulations and the ISA’s requirements, each Shelf Offering Report under which the Shares will be issued to the Investor, should be signed by the Pricing Underwriter and the Investor in order for the Shares to be Free. The Company shall enter into an underwriting agreement with the Pricing Underwriter for the duration of the Commitment Period, in a form to be reasonably acceptable by the Pricing Underwriter and the Company, and the Investor (the “Underwriting Agreement”) and shall provide a copy of such agreement to the Investor prior to the publishing of the Shelf Prospectus.

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(b)
At the Company’s expense, the Company undertakes to cooperate with the Pricing Underwriter, or with any Underwriter appointed by the Investor in accordance with the provisions of Section 6.02, as shall be required in order to enable the Pricing Underwriter or such Underwriter to take the appropriate measures to ensure that each Offering Document does not contain any Misleading Item and that is believed in good faith that it does not contain any such items, including without limitation: (i) to promptly provide all materials and information regarding the Company that the Pricing Underwriter or the Underwriter and their advisors shall reasonably request from time to time and any additional material and information regarding the Company that the Company deems helpful for taking the appropriate measures to ensure that each Offering Document does not contain any Misleading Item; (ii) to incorporate in the Offering Documents revisions and amendments reasonably requested by the Investor, the Pricing Underwriter or the Underwriter and their advisors; and (iii) to furnish to the Investor, in connection with each Shelf Offering Report to be executed by the Investor and without additional cost to the Investor, comfort letters signed by the Company, office holders in the Company and counsel to the Company in the form included in Annex E (as may be revised pursuant the agreement of the parties) and from the Company’s accountant in a form agreed upon by the Investor (the “Comfort Letters”). The Investor shall furnish to the Company for inclusion in the Offering Documents, in a certified document, all information regarding the Investor and its purchase of the Shares including the percentage holdings of the Company’s shares held by or on behalf of the Investor and any parties managed by Yorkville Advisors LLC and their Affiliates, and/or any other information that the Company and/or its counsel reasonably determine is necessary or advisable to include in the Offering Documents.

(c)
NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE COMPANY SHALL NOT PROVIDE THE INVESTOR WITH ANY NON-PUBLIC INFORMATION REGARDING THE COMPANY, AND SHALL NOT DISCLOSE TO THE INVESTOR ITS INTENTION TO FILE AN ADVANCE NOTICE UNDER THIS AGREEMENT, UNTIL AFTER THE DELIVERY OF SUCH ADVANCE NOTICE.

(d)
In the event that Company discloses to the Investor of its intention to deliver an Advance Notice under this Agreement, or learns that the Investor became aware of its intention to deliver and Advance Notice under the Agreement, the Company shall immediately file an immediate report () publicly disclosing its intention to deliver an Advance Notice under this Agreement. In connection with such report, the Investor shall promptly provide to the Company information regarding any transactions made by the Investor and its Affiliated in the Ordinary Shares on the TASE or derivatives thereof (with respect to each transaction–the number of Ordinary Shares or derivatives thereof transacted and the price per share or of the respective derivatives) from the date when the Investor first became aware of the Company’s plan to deliver an Advance, for the purposes of including such information in the immediate report. In such case, the Investor will cease to make any transaction in the Company’s securities until the lapse of 30 minutes from the publication of the immediate report. In addition, when the Company delivers such Advance Notice, the Company shall file an additional immediate report as required in this Agreement.

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Section 6.04 Investor’s Liability for a Misleading Item in a Shelf Offering Report. Investor hereby agrees to state, in each Shelf Offering Report published by the Company hereunder, as follows:

(a)
Subject to the terms and conditions set forth in Section 6.02 and to the provisions of this Section 6.04, only if and to the extent required by the ISA for the purpose of permitting the publishing of the Shelf Offering Reports contemplated hereunder, Investor shall be responsible according to the Securities Regulations and without derogating from hereinabove to anyone who purchased the Shares from the Investor and to anyone who sold or acquired the Shares in the course of trading on the TASE or over the counter, for damage caused to them by the inclusion of a Misleading Item in the Shelf Offering Reports published by the Company hereunder and to sign each such Shelf Offering Report to evidence the assumption of such responsibility by the Investor, subject to the terms and conditions set forth herein. Subject to the Investor’s satisfaction of the contents of the applicable Offering Documents, the Investor shall sign the Shelf Offering Reports contemplated hereunder to evidence the assumption of liability for any Misleading Item in such Shelf Offering Reports.

(b)
The limitation period for bringing claims against the Investor in connection with the responsibilities for a Misleading Item assumed pursuant to Section 6.04 shall be equal to the limitation period pursuant to Section 31(b) of the Securities Law.

(c)
Investor shall not be liable in the event Investor can prove that it has taken all the appropriate measures to ensure that the applicable Offering Documents did not contain any Misleading Item, that it believed in good faith that it did not contain any such items and that it notified the ISA once it became aware of any occurrence that would cause the ISA to prohibit the publication of said Offering Documents, or would permit such publication only after corrections are made to such document.

(d)
Investor shall not be liable in the event Investor authorized an “Underwriter” (as such term is defined under the Securities Regulations) to lake all the appropriate measures, on behalf of the Investor as well, in order to ensure that there shall not be any Misleading Item in the applicable Offering Documents, subject to fulfillment of the following two conditions: (i) Investor believed in good faith that there was no Misleading Item in the applicable Offering Documents; and (ii) the Underwriter who was given the authority does not bear any liability for the Misleading Item, according to Section 33(I) to the Securities Law.

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(e)
Investor shall not be liable vis-à-vis a party regarding which it established that the Shares were purchased when the party knew or should have known that the applicable Offering Documents contained a Misleading Item.

(f)
Investor shall not be liable when the Company has filed an immediate report as stated in Section 36(c) of the Securities Law, in which the Misleading Item was amended and the Company has published the fact of the amendment in a manner in which it published the notice concerning the applicable Offering Documents pursuant to Section 23(c)(2) of the Securities Law; such negation of liability shall apply with respect to anyone who is proved to have acquired the Shares following the aforesaid publication.

(g)
Investor shall not be liable in the event Investor delivered to the Company a written notice with regard to a correction of a Misleading Item, provided that such notification was sent (i) both via email and fax, or (ii) via e-mail or fax provided that the Investor confirmed with the Company the receipt of such notice; such negation of liability applies vis-à-vis anyone who is proved to have acquired the Shares after twenty four (24) hours had passed from the delivery of the notice.

(h)
In the event the Investor is liable for a Misleading Item and one or more Parties are liable under Sections 31 - 33 of the Securities Law, their liability shall be joint and several towards the injured party; their liability to each other shall be governed by the rules applicable to liability in tort.

(i)
The Company shall reimburse the Investor for any reasonable expenses incurred in the course of taking the measures pursuant to Section 6.04 except for case in which the Misleading Item caused by action or omission of the Investor.

Section 6.05   Listing of Shares, TASE Approvals. During the Commitment Period and for so long as any Shares issuable hereunder are held by the Investor, but in any event no longer than 30 days after the end of the Commitment Period, the Company shall maintain the Ordinary Shares’ listing on the TASE, except in the event the de-listing is made pursuant to any merger or acquisition event. Prior to the publication of any Shelf Prospectus, as applicable, the Company shall obtain from the TASE a General TASE Approval evidencing the consent of the TASE, in principle, to the listing of at least such number of shares calculated by dividing the Commitment Amount by the market price of the Shares as of the date hereof (the “General TASE Approval”). The Company shall cause such General TASE Approval to remain in full force and effect during the Commitment Period and upon delivery of any Advance Notice shall ensure that the number of shares remaining under the General TASE Approval is greater than or equal to the maximum number of shares issuable pursuant to such Advance. Immediately following the publication of each Shelf Offering Report with respect to a specific Advance, the Company shall obtain a Specific TASE Approval to the listing of such number of Shares covered under the Advance (the “Specific TASE Approval”).

Section 6.06   Notwithstanding anything else to the contrary, the Investor may, at its sole discretion, refuse to sign a Shelf Offering Report under which the Company offers its securities to other parties or the public, in addition to the Investor. In such case, the Investor shall not be obligated to consummate the respective Closing and will not incur any penalty in connection therewith.

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Section 6.07   On-going Public Filings. The Company shall file on a timely basis all reports, forms, statements and other documents required, in its judgment, to be filed by it under any Applicable Securities Law, and none of such filings shall contain any Misleading Item. It is hereby clarified that the Company is required to file an immediate report with respect to each Advance Notice.

Section 6.08   Notice of Certain Events Affecting the Shelf Prospectus; Suspension of Right to Make an Advance. The Company will immediately notify the Investor and the Pricing Underwriter upon its becoming aware of the occurrence of any of the following events (each, a “Suspension Event”): (i) receipt of any written request for additional information by the ISA or the TASE or a request to amend or supplement the Shelf Prospectus; (ii) the issuance by the ISA of any notice or order suspending, or alleged in writing by the ISA as suspending the effectiveness of the Shelf Prospectus; (ii) the issuance by the TASE of any notice suspending or alleged in writing by the TASE as suspending the effectiveness of the General TASE Approval or a Specific TASE Approval; and (iii) the occurrence of any event that makes any statement made in the Shelf Prospectus (including any document incorporated or deemed to be incorporated therein by reference) untrue in any material respect, including the omission of a material fact, or that requires the making of any changes in the Shelf Prospectus or any of such documents incorporated by reference. The Company shall not deliver to the Investor any Advance Notice during the continuation of any Suspension Event. In addition, the Company shall not deliver to the Investor any Advance Notice in the event that it was informed by the ISA or the TASE (or any of their employees) regarding an expected Suspension Event.

Section 6.09   Review of Other Documents. The Company shall extend to the Investor the right to review any additional documents which the Pricing Underwriter shall be entitled to review, subject to the provisions of Article VIII below; provided, however, that the Company shall not provide the Investor any information regarding the Company unless such information is included in the Shelf Offering Report and only for the purpose of ensuring the accuracy of the information contained in the applicable Shelf Offering Report. The Company shall not disclose to the Investor its intention to file an Advance Notice under this Agreement, until after the delivery of such Advance Notice.

Section 6.10   Opinion of Counsel. Prior to the Effective Date, the Company shall provide the Investor with an opinion letter from counsel to the Company as of the Effective Date, in the form of Annex D, (the “Counsel Opinion”).

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Section 6.11   Compliance with Applicable Securities Laws. The Parties have agreed upon the provisions of this Agreement in light of the Companies Law and the Applicable Securities Laws and with the intention that the provisions of this Article VI shall reflect the requirements, procedures, terms and conditions of the Companies Law and the Applicable Securities Laws. In the event of any amendment to the Companies Law and/or the Applicable Securities Laws during the terms of this Agreement as a result of which the requirements (formal and informal), procedures, terms or conditions of the Companies Law and/or the Applicable Securities Laws would diverge from the requirements, procedures, terms or conditions of this Agreement, then the Parties shall negotiate in good faith to amend the provisions of this Agreement so that the intention of the Parties in this Agreement as expressed in this Section 6.13 shall, to the extent reasonably practicable, be realized with respect to such amendment to the Companies Law and/or the Applicable Securities Laws. In any event, notwithstanding any provision in this Agreement to the contrary, neither Party hereto shall be entitled to indemnification or reimbursement of expenses to the extent prohibited by the Companies Law and/or the Applicable Securities Laws nor shall the liability of either Party hereto be limited to the extent prohibited by the Companies Law and/or the Applicable Securities Laws.

Section 6.12   Notwithstanding any provision herein to the contrary, Investor acknowledges that: (i) publication of any Shelf Prospectus is subject to obtaining a permit from the ISA and to obtaining a General TASE Approval and the approval of the Board of Directors of the Company; (ii) issuance and listing of the Shares on the TASE is subject to obtaining a General TASE General TASE Approval and a Specific TASE Approval; and (iii) such permits and approvals are subject to the discretion of the ISA and the TASE, as applicable, and there is no certainty or assurance that the Company will indeed obtain any such permits or approvals. The failure of the Company to obtain any of the foregoing approvals and permits, after having used its reasonable efforts to obtain such approvals and/or permits, will not constitute a breach by the Company of the provisions of this Agreement, however, the Investor acknowledges that obtaining such approvals and permits as well as the delivery of Advance Notice is solely and entirely in the Company’s discretion.

Section 6.13   Investor hereby undertakes to comply with all Securities Regulations applicable to it, including such Securities Regulations that may be applicable to it by virtue of its (together with its affiliates and other related parties) percentage holdings of the Company’s issued share capital. Such compliance shall be undertaken in coordination with the Company and its legal counsel.

Section 6.14   The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s subscription of the Shares hereunder. The Company is aware and acknowledges that the Investor does not intend to remain a long-term shareholder of the Company and will dispose of the Shares on the market.

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Article VII. Conditions Precedent

Section 7.01   Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice is subject to the fulfillment by the Company, on such Advance Notice Date, of each of the following conditions:

Conditions Applicable to each Advance Notice Date:

(a)
The Company shall have obtained the General TASE Approval and the ISA permit for publishing the effective Shelf Prospectus and a Company’s Shelf Prospectus allowing the issuance of the Ordinary Shares to the Investor, including in their status as Free is in full force and effect.

(b)
The Advance Notice Date is (i) at least ten Trading Days after the Advance Notice Date of the previous Advance made by the Company (if any), and (ii) at least five Trading Days after the Shares purchased by the Investor in the prior Advance (if any) were delivered the Investor’s Account in accordance with Section 2.02.

(c)
The VWAP on the Advance Notice Date (i.e. the last Trading Day of the applicable Pricing Period) is not (i) the lowest daily VWAP of the Ordinary Shares during the applicable Pricing Period; or (ii) lower than 90% of the average of all the daily VWAP’s during the applicable Pricing Period.

Conditions Applicable to each Advance Notice Date and each Advance Closing Date:

(d)
The Company shall have obtained all corporate approvals required for the offer and sale of the Shares to the Investor and the Company’s Board of Directors shall have specifically approved the indemnification for Misleading Items in the Offering Documents pursuant to Article V of this Agreement, in accordance with Section 260(b) of the Companies Law, and Section 34A of the Securities Law.

(e)
Neither the Company nor the Investor shall have received notice that the ISA has issued or intends to issue a stop order with respect to any applicable Offering Document or that the ISA otherwise has suspended or withdrawn the effectiveness of any applicable Offering Document, either temporarily or permanently, or intends or has threatened to do so (unless the ISA’s concerns have been addressed and the Investor is reasonably satisfied that the ISA no longer is considering or intends to take such action).

(f)
No event has occurred that makes any statement made in the Shelf Prospectus (including any document incorporated or deemed to be incorporated therein by reference) untrue in any material respect, including omission of a material fact, or that requires the making of any changes in the Shelf Prospectus or any of such documents incorporated by reference, unless proper amendments or updates to the Shelf Prospectus fully remedying the above can be made, and are in fact made, through disclosures included in the Shelf Offering Report.

(g)
Neither the Company nor the Investor shall have received a notice that the TASE has issued or intends to issue a stop order with respect to the General TASE Approval or any Specific TASE Approval or that the TASE otherwise has suspended or withdrawn the effectiveness of the General TASE Approval or any Specific TASE Approval, either temporarily or permanently, or intends or has threatened to do so (unless the TASE’s concerns have been addressed and the Investor is reasonably satisfied that the TASE no longer is considering or intends to take such action).

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(h)
The Company and the Investor have no knowledge of any event that is likely to have the effect of (A) causing the Shelf Prospectus or the Shelf Offering Report or the TASE Approvals to be suspended or otherwise ineffective; or (B) prevent the Company from obtaining any approval that may be required for the issuance and delivery (including the deposit in the Investor’s Account) of the Shares hereunder, including the Specific TASE Approval.

(i)	The Underwriting Agreement shall have been executed and in full force and effect.

(j)	The representations and warranties of the Parties shall be true and correct in all material respects.

(k)
The Company shall have performed, satisfied and complied in all material respects with all representations, covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(l)
No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement (including adversely affect the status of the Shares as Free), and no proceeding shall have been commenced that may have the effect of prohibiting or so adversely affecting any of the transactions contemplated by this Agreement.

(m)
The trading of the Ordinary Shares on the TASE is not suspended or discontinued and the Company shall not have received any notice threatening the continued listing of the Shares on the TASE. The Shares have not been transferred for trading on the “Shimur list” of the TASE (as defined in the Articles of Association of the TASE), the Company shall not have received any notice regarding the TASE’s intention to transfer the shares to the “Shimur list,” and no circumstances shall exist that may trigger the transfer of the Shares for trading on the “Shimur list.”

(n)	The representations contained in the Advance Notice to be filed by the Company and in this Agreement shall be true and correct as of each Condition Satisfaction Date.

Section 7.02   Conditions Precedent to each Closing. The obligations of the Investor to consummate each Closing are subject to the fulfillment by the applicable Advance Closing Date, of each of the following conditions:

(a)	Each of the Conditions Precedent applicable to each Advance Closing Date set forth in Section 7.01 above (Section 7.01(d) through 7.0 1(n)) shall remain satisfied.

(b)	The Company shall have accomplished each of the Advance Undertakings as of their applicable deadlines, as described in Section 2.01(a)(2).

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(c)
The Shelf Offering Report published has been signed by the Pricing Underwriter and the Investor and the Company has delivered to the Investor the Comfort Letters, dated as of the date the applicable Shelf Offering Report.

(d)
The Company has delivered to the Nominee Company all forms and documents necessary in order to facilitate the immediate deposit of the Shares in the Investor’s Account and the listing of the Shares on the TASE.

Section 7.03 Conditions Precedent to the Obligations of the Company on each Closing. The obligation hereunder of the Company to issue and sell the Shares to the Investor under each Advance is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below:

(a)	The representations and warranties of the Investor shall be true and correct in all material respects.

(b)
The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

Section 7.04 Immediate Report in the Event of Terminated Advance. In the event that the Company delivered to the Investor an Advance Notice, but failed to Comply with the conditions set forth in Section 7.02 and as a result the applicable Advance was terminated, the Company shall file an ‘immediate report’ (), disclosing that the Company delivered to the Investor an Advance Notice, that such Advance was terminated, and the reason for such termination.

Section 7.05 Dividend or Rights Offerings. In the event that the Company distributes dividends (including non-cash dividends and payments to its shareholders under a reduction of capital) or if the Company effects a rights offering, no Advance shall be made by the Company if the “record date” for such distribution or rights offering and/or the “ex-date” in connection therewith would fall within the Pricing Period.

Section 7.06 Consolidation; Merger Change of Control. In the event that during the Commitment Period: (i) the Company effects any merger or consolidation with or into, or a transfer of all or substantially all the assets of the Company to another entity in which the existing shareholders of the Company hold less than fifty point one percent (50.1%) (a “Consolidation Event”), the Company’s right to make any additional Advance shall expire upon the entering by the Company or by its shareholders (as the case may be) into any agreement to effect such Consolidation Event.

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Article VIII. Non-Public Information

Section 8.01   The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees, advisors and agents to refrain from disclosing, any material non-public information to the Investor and to its advisors (except for the advisors acting under Section 6.03) without also disclosing such information in the Public Filings, unless prior to disclosure of such information to the Investor or to its advisors the Company identifies such information as being material non-public information and provides the Investor with the opportunity, prior to providing the information, to accept or refuse to accept such material non-public information for review. Notwithstanding anything to the contrary herein or in any other agreement between the Company and the Investor, neither the Company nor anyone on its behalf shall be required to disclose to the Investor any information that is deemed by the Company to constitute “Inside Information” as defined in Section 52A of the Securities Law, or, as a condition to disclosing any such information to the Investor, the Company may require the Investor to sign an undertaking that it will not trade in the Companies Shares as long as it possesses any such information.

Section 8.02   The Investor undertakes that until the lapse of a period of this Agreement, it will not, directly or indirectly, issue or submit a tender offer for the Ordinary Shares or other securities exercisable into Ordinary Shares.

Article IX. Choice of Law/Jurisdiction

Section 9.01   This Agreement shall be governed by and interpreted in accordance with the laws of Israel without regard to the principles of conflict of laws thereof. The competent courts located in the City of Tel Aviv, Israel, shall have exclusive jurisdiction over any dispute in connection with this letter agreement, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of such courts.

Article X. Termination

Section 10.01   Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the date 36 months from the Effective Date, or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount.

Section 10.02   The Company may terminate this Agreement any time by providing a written notice to the Investor; provided, that (i) there are no Advances or Advance Notices outstanding, and (ii) the Company has paid all amounts owed to the Investor as of the date of termination pursuant to this Agreement.

Section 10.03   This Agreement may be terminated at any time by the mutual written consent of the Parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

Section 10.04   The Investor may terminate this Agreement effective upon written notice in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Shelf Prospectus for an aggregate of one hundred and twenty (120) days, other than due to the acts or omissions of the Investor, during the Commitment Period, or (iii) the Company shall at any time fail materially to comply with its obligations and covenants under this Agreement and such failure is not cured within sixty (60) days after receipt of a written notice of such breach from the Investor.

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Section 10.05   Nothing provided in this Agreement shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement (provided that the amount of such liability may be limited as stipulated in Article V), or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.

Article XI. Notices

Section 11.01   All notices or other communications hereunder (except for Advance Notices which shall be delivered in accordance with Annex A) shall be in writing and shall be given: (i) in person, by an overnight courier service which obtains a receipt to evidence delivery, or alternatively (ii) by facsimile transmission accompanied by an email transmission, addressed as set forth below, or such other address or details as any party may designate to the other in accordance with the aforesaid procedure. Notices (including Advance Notices) will be deemed to have been delivered (i) upon delivery, when delivered personally or by an overnight courier service; (ii) upon transmission and electronic (or other) confirmation of receipt when sent by facsimile; or (iii) on the date of transmission, except where a notice is received stating that such mail has not been successfully delivered when sent by email. The addresses, email addresses and facsimile numbers for such communications shall be:

If to the Company, to:	BiondVax Pharmaceuticals Ltd.
Science Park, 14 Einstein Street
PO Box 4143
Ness ziona, 74140, Israel
Attention: Ron Babecoff, CEO and Director
Telephone: + 972-8-9302529
Facsimile: : + 972-8-9302531
Email: Babecoff@biondvax.com

With a copy to:	Pearl Cohen Zedek Latzer Baratz
Attention: Adv. Ilan Gerzi
1 Azrieli Center, Round Tower, 18th floor
Telephone: + 972-3-6073777
Facsimile: : + 972-3-6073778

If to the Investor(s):	YA Global Investments, L.P
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo - Portfolio Manager
Telephone: (201) 985-8300

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With a Copy to:	David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside. NJ 07092
Telephone: (201) 985-8300
Facsimile: (201) 369-7779
Email: dgonzalez@yorkvilleadvisors.com

With Copy to:	Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
Attention: Aya Yoffe, Adv; Ran Madjar, Adv.
Email: aya@gkh-law.com; ranm@gkh-law.com
Telephone: + 972 (3) 607-4547
Facsimile: : + 972 (3) 607-4566

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

Article XII. Miscellaneous

Section 12.01   Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission or by emailing a scanned coy of the signature page, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity of this Agreement.

Section 12.02   Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 12.03   No Assignment. Neither this Agreement nor any rights of the Company or Investor hereunder may be assigned to any other Person.

Section 12.04   Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

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Section 12.05   Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction. Neither party shall contest the validity of any provision of this Agreement.

Section 12.06   Fees and Expenses.

(a)
Advance Fee. The Company shall pay the Investor or its designee directly from the proceeds of each Advance, an advance fee in the amount of 4% of the amount of such Advance (the “Advance fee”). The Company shall pay each Advance Fee by authorizing the Investor to deduct it from any Advance payment.

Section 12.07   Brokerage. Each of the Parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party.

Section 12.08   Further Assurances. Each Party undertakes to take, at any time and from time to time and at its reasonable expense, all actions required for the fulfillment of its obligations under this Agreement and all transaction contemplated hereby and shall make available to the other Party as reasonably requested all information, records, and documents.

Section 12.09   Tax and Expenses. Each Party shall bear its own expenses and pay its own taxes with regard to the transaction contemplated hereunder.

Section 12.10   Prior SEDA. The Parties hereby agree that the Standby Equity Distribution Agreement dated June 30, 2010, as amended (the “SEDA”) between the Parties shall be terminated and replaced in its entirety by this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties hereto have caused this Reverse Equity Pricing Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
[____________]

By:	/s/ Avner Rotman
Name: AVNER ROTMAN
Title: CHAIRMAN

By:	/s/ Ron Babecoff
Name: RON BABECOFF
Title: President & CEO

YA Global Investments, L.P

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ David Gonzalez
Name: DAVID GONZALEZ
Title: General Counsel & Managing Member

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Annex A

FORM OF ADVANCE NOTICE

[Company Letterhead]

Date: [___________]

TO:        YA Global Investments, L.P (The “Investor”)
               Via email: trading@yorkvilleadvisors.com

This letter shall constitute an “Advance Notice” delivered by BiondVax Pharmaceuticals Ltd. (the “Company”) pursuant to the Reverse Equity Pricing Agreement dated [__________] between the Company and the Investor (the “Agreement”). Unless otherwise defined herein, capitalized terms used in this Advance Notice shall have the same meaning assigned to them in the Agreement.

1.           The Company hereby wishes to request an Advance Amount equal to US$__________.

2.           The Advance Amount requested herein does not exceed the Maximum Advance Amount of US$__________ (as determined below) that the Company may request in this Advance Notice, calculated as follows:

The Maximum Advance Amount with respect to this Advance Notice shall be the higher of.

(i) US$50,000, or

(ii) [US$________] which is 10% of the aggregate of the Daily Value Traded during the ten consecutive Trading Days ending with (and including) the Advance Notice Date, but not more than US$250,000.

Trading Day	Volume	VWAP	Daily Trading Value (Volume x VWAP)
T
T-1
T-2
T-3
T-4
T-5
T-6
T-7
T-8
T-9
Aggregate of the Daily Value Traded:
10% of Aggregate of the Daily Value Traded:

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3.          The VWAP (converted from NIS to US$ in accordance with the Agreement) on the date of this Advance Notice is US$__________, which is not the lowest daily VWAP of the Ordinary Shares during the Pricing Period, and is not lower than 90% of the average of all the daily VWAPs during the Pricing Period.

4.          In accordance with Section 2.01(d) of the Agreement, in connection with delivering this Advance Notice to the Investor the Company certifies that it has taken all of the necessary steps and made all necessary preparations so that it believes, with a high degree of confidence, that it will be able to timely accomplish each of the Advance Undertakings. The Company acknowledges and agrees that notwithstanding anything else to the contrary in the Agreement, in the event that the Company is unable to comply with any of the Advance Undertakings, the Investor shall have the right to terminate the Advance, at its sole discretion, without any penalty or fee.

5.          The Company’s wire instructions for the purpose of the payment of the Advance Amount in accordance with the Agreement are as follows:

[insert wire instructions]

Sincerely,

[___________]

By:
Name:
Title:

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Annex B

FORM OF SETTLEMENT DOCUMENT

[Investor Letterhead]

Date:	[_____________]

TO:	[__________] (The “Company”)
Via email: [__________]

Underwriter [__________]
Via email: [__________]

This letter shall constitute a “Settlement Document” delivered by YA Global Investments, L.P. (the Investor”) in connection with the Advance Noted dated [__________] delivered by the Company to the Investor pursuant to the Reverse Equity Pricing Agreement dated [__________] between the Company and the Investor (the “Agreement”). Unless otherwise defined herein, capitalized terms used in this Advance Notice shall have the same meaning assigned to them in the Agreement.

Below please find the settlement information with respect to the Advance Notice dated:

1.	(a) Amount of Advance (as stated on Advance Notice):	US$
	(b) Advance Amount (amount of Advance after adjusting for Advance Limitations in accordance with Section 2.01(b)):	US$
	(c) Total Advance Amount:	US$

2.	Purchase Price	US$

3.	Number of Shares due to Investor:

Please deliver the number of Shares due to the Investor to the account of the Investor as follows:

[add share delivery instructions]

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Attached hereto is a report by Bloomberg, L.P. indicating the VWAP for each of the Trading Days during the Pricing Period, and information regarding the number of Ordinary Shares and/or other Company’s securities, held by the Investor and its Affiliates (that may be considered under the Securities Regulations as holders of Ordinary Shares jointly with the Investor) as of the Advance Notice Date..

Sincerely,
YA GLOBAL INVESTMENTS, L.P

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Annex C1

Details of the Securities Account into which the Shares are to be deposited:

[TO BE COMPLETED]

36

Annex C2

Details of Pricing Underwriter’s Bank Account into which the Advances are to be deposited:

[TO BE COMPLETED]

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Annex C3

Date: ______________
To
___________

Dear Sir/Madam

Re: Irrevocable Instructions

Whereas
YA Global Investments L.P. (“Investor”) and [__________] (“Company”), are parties to a Reverse Equity Pricing Agreement dated _______________ a copy of which is attached in Annex A hereto (“Agreement”); and

Whereas	in connection with the payment of the Advance amounts pursuant to the Agreement, the Investor shall deposit certain amounts with you to be held in trust by you as trustee,

All terms used in this Letter shall have the meaning ascribed to them in the Agreement.

By this we, the Investor and the Company hereby irrevocably instruct, authorize and direct you as follows:

1.	The Investor may deposit with you certain amounts designated for the payment of Advance Amounts pursuant to the Agreement.

2.	With respect to such amount we hereby irrevocably instruct you as follows:

2.1.
You will remit the Advance Amount to the Company’s bank account the details of which are set forth in Annex C4 to the Agreement promptly upon receiving a document evidencing the deposit of the Shares in the in the Investor’s Account. The Company may change the details of such bank account by giving a written notice to you (with a copy to the Investor), at any time prior to the Advance Closing Date in accordance with the Agreement.

2.2.
Prior to the transfer of funds to the Company in accordance with the provisions of Section 2.1, all funds in the Designated Account together with any amount accrued thereon shall belong to the Investor and you will act with respect to same in accordance with instructions delivered to you from time to time by the Investor. In the event that you don’t receive a document evidencing the deposit of the Shares in the Investor’s Account within two (2) days of the Advance Closing Date, then you shall immediately notify the Investor and release the funds back to the Investor. Commencing upon the presentation to you of document/documents evidencing the issuance of the applicable Advance Shares to the Investor you will hold the amount of the Advance Amount in trust to the benefit of the Company. For the sake of clarity, (i) any funds left in the Designated Account following transfer of the amount of the Advance shall belong to the Investor, while any amounts accrued on the amount of the Advance following the date of the transfer of the Shares to the Investor’s Account shall belong to the Company; and (ii) in the event you do not receive a document evidencing the deposit of the Shares in the Investor’s Account within two (2) days of the Advance Closing Date, the instructions in Section 2.1 shall be deemed to have expired with respect to any outstanding Advance Notice and you will act with respect to the funds in the account solely in accordance with the Investor’s instructions.

3.
Subject to you having acted in accordance with the provisions of this Letter Agreement, neither the Investor nor the Company, nor anyone acting on behalf of anyone of us, shall have any claims and/or demands of any kind against you for any acts or omissions by you, or anyone acting on your behalf, in connection with the services hereunder.

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4.
Moreover, we hereby undertake to release you, hold you harmless and immediately indemnify you from and against any and all liabilities, damages, losses, costs or expenses of any kind imposed, borne, sustained or incurred (i) in the course and/or in connection with the services hereunder; or (ii) as a result of any act or omission by you or by any person or entity acting on your behalf, and deriving from the fulfillment of your duties or execution of your powers (unless perpetrated in bad faith).

5.
You may act in reliance upon any document or instrument delivered to you by the Company and/or the Investor, and assume the authenticity and genuiness of any signature contained in any such document or instrument, which you, in good faith, believe to be authentic. You shall not be responsible in any manner for the sufficiency, adequacy or legal propriety of any certificate, document or instrument delivered to you pursuant to the Letter Agreement herein.

6.
You shall not be deemed to have any knowledge of the contents of any written notice, document or instrument, and no such written notice, document or instrument shall be deemed to have been duly given to you, unless and until you shall have actually received such written notice, document or instrument.

7.	The trust under this agreement and your duties as trustee on our behalf shall terminate in any of the following events:

	7.1.	Upon the lapse of twenty one (21) days from the delivery of a written termination notice by any of the Company or you.

	7.2.	Upon the expiration or termination of the Agreement.

8.
In the event that any dispute shall arise with respect to the interpretation of any provision of the Letter Agreement, the rights and/or obligations of any party hereunder or the propriety of any action contemplated by you under the Letter Agreement, then, in such event, you may, in your sole discretion, file an action in interpleader, or other appropriate proceeding before any court of competent jurisdiction.

9.
In the event you become involved in litigation in connection with the Letter Agreement, or any transaction related in any way hereto, we shall indemnity and hold you harmless from all loss, cost, damage, expense and reasonable attorney’s fees suffered or incurred by you as a result thereof, except for any loss, cost, damage or expense resulting from your breach of the Letter Agreement or your willful misconduct or negligence. You shall promptly notify us of any such litigation or threatened litigation and we shall have the right to assume the defense thereof, including the employment of counsel reasonably acceptable to you and payment of all fees and expenses of such counsel. You shall have the right to employ separate counsel in any such litigation and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at your expense, unless (i) we have agreed in writing to pay such fees and expenses, (ii) we have failed to assume the defense or employ counsel reasonably acceptable to you, or (iii) the named parties to any such litigation (including any impleaded parties) include both you and us, and the representation you and us by the same counsel would be inappropriate due to conflict of interests between us (in which case we shall not have the right to assume the defense of such litigation on your behalf).

10.
The Investor undertakes to cover any and all expenses, fees, charges etc associated with the opening, maintenance, operating and closing of the Designated Account to be opened in accordance with Section 1 above (“Account Fees”), and all other expenses, fees, charges etc in connection with your duties hereunder.

11.	The Instructions hereunder may only be modified by a written instrument, signed by all of the parties hereto.

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12.
This Letter Agreement hereunder shall be governed by and construed in accordance with the laws of Israel, without regard to its principles of conflicts or choice of law. Any lawsuit, dispute or claim arising out of or in connection with this Letter Agreement shall be exclusively adjudicated in the court of the State of Israel.

13.
All notices and other communications required or desired to be given or sent by one party to the other shall be in writing, and shall be deemed to have been given at the earlier of the following dates: if sent by registered mail, 3 (three) days from the date of mailing; if delivered by hand, upon actual delivery at the address of the addressee set forth below; and on the same business day if delivered by facsimile transmission to the number set forth below:

______________.

Fax: +972 3 ___________

Attn: ____________

14.	The Company’s and the Investor’s addresses shall be as set forth in the Agreement

Kindly indicate your consent to the foregoing by countersigning this letter and returning a copy of same to us.

Sincerely Yours,

YA Global Investments, L.P

Read and agreed.

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Annex C4

Details of Company’s Bank Account into which the Advances are to be deposited:

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Annex D

FORM OF OPINION OF COMPANY’S ISRAELI COUNSEL

1. The Company is duly incorporated and validly existing in Israel and has all requisite corporate power to own its properties and to carry on their business as now being conducted.

2. (i) The Company has the requisite corporate power and authority to enter into and perform the Agreement (including the Underwriting Agreement), in accordance with their terms, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its corporate organs or its shareholders for the execution and delivery of this Agreement and without derogating from the generality of the foregoing, the Company’s Board of Directors resolved that the amount of indemnification for the benefit of Investor’s Indemnitee’s pursuant to Section 5.01 (d) of this Agreement for Misleading Items is reasonable in the circumstances; (iii) the Agreement has been duly executed by the Company, (iv) the Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, composition, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights generally, and (b) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing, minority oppression and reasonableness), whether such principles are considered in a proceeding at law or in equity or any limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any documents referred to herein.

3. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will not (assuming all such transactions are consummated on the Effective Date and satisfaction of all Conditions precedent and other obligations pursuant to Section 2.02 of the Agreement) (i) result in a violation of the Company’s Articles of Association, or (ii) result in a violation of any law, rule, or regulation (including the Securities Regulations and the rules of the TASE), or, to our knowledge, any order, judgment or decree applicable to the Company.

4. Except as specifically contemplated by the Agreement, the Company is not required to obtain any consent, authorization or order of, any court or governmental authority in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms thereof.

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ANNEX E – 1

MANAGERS’ DECLARATION WORDING (subject to adjustments as per the request of the Investor and following due diligence)

[ Note – this is a generic version subject to adjustments and changes as per the request of the Investor, inter alia following the due diligence and agreements with the pricing underwriter]

Dear Madam/Sir,

Re:          [                  ] Ltd. (hereinafter referred to as the “Company”)

As part of the due diligence of the Company in connection with the draft of the Shelf Offering Report which the Company intends to publish during the month of [_________________] (hereinafter referred to as the “Shelf Offering Report”) based on the Shelf Prospectus published by the Company on [_________________] (hereinafter referred to as the “Prospectus”) and the Company reports published after the date of the Prospectus (hereinafter referred to as the “Company Reports”) and pursuant to the underwriting agreement signed between the Company and [_________________] during the month of [_________________], and pursuant to the REPA agreement signed between the Company and YA Global Investments, L.P (hereinafter referred to as the “Yorkville Fund”) on [_________________], 2013 (hereinafter referred to as the “REPA Agreement”), we hereby confirm the following:

1.	Any reference to the Company in this letter, includes as well the Company’s subsidiaries, as this term is defined in the Securities Law, 5728 – 1968 (hereinafter referred to as the “Securities Law”) and as it appears in the Company reports.

2.	The Company is registered and operates subject to any law, and it has full authority to hold its property and manage its business pursuant to the descriptions in the Prospectus and the Shelf Offering Report.

3.	The Company has received all approvals, permits and licenses required for its operations, inter alia as such operations are described in the Prospectus, and these remain in effect. There is no knowledge of any intention to suspend and/or revoked them, and they were correctly described in the Prospectus.

4.	The Company certificate of incorporation and Articles of Association delivered to you (if delivered) are the Company certificate of incorporation and Articles of Association, as such are in effect on the date of this letter hereof and all the resolutions necessary in order to prescribe thereto legal validity were passed. The description of the provisions of the Company Articles of Association in the Prospectus is correct and true and was done in accordance with the requirements set in the Securities Regulations (details of the prospectus and prospectus draft – structure and form), 5739 – 1969 (hereinafter referred to as the “Prospectus Details Regulations”), and the instructions of the Israel Securities Authority in this matter.

5.	The Company directors were duly appointed. Their names and other details regarding the Company directors are included in the Prospectus, as required by the Securities Law and the Regulations subject thereto, and to the best of our knowledge, they are true. In addition, all approvals and resolutions required by any law in order to employ Company officers were acquired.

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6.	The Company’s share capital is registered, issued and allotted by law and in accordance with the descriptions in the Prospectus, in the Shelf Offering Report and the Company reports. In addition, to the best of our knowledge, the holdings of interested parties and others in the Company securities are in accordance with the descriptions in the Prospectus and the Shelf Offering Report. The details appearing in the Prospectus and the Shelf Offering Report pertaining to the registered, issued and allotted share capital of the Company are true. The rights attached to the Company shares, and the securities that will be issued by the Company, were correctly described in the Prospectus. The shares in the Company’s issued capital are as described in the Prospectus and the Shelf Offering Report. The securities that were issued by the Company and any right to buy shares granted by the Company were duly granted and pursuant to the descriptions in the Prospectus, the Shelf Offering Report and the Company reports.

7.	Issuing securities subject to the Prospectus and the Shelf Offering Report, including all its conditions, was approved by the resolutions of the Company Board of Directors required in order to grant them legal validity.

8.	The terms of employment between the Company and its employees, and the details of the senior officers, if a description thereof is necessary, were correctly described in the Prospectus, pursuant to the provisions of the Securities Law and its regulations.

9.	There are no liens whatsoever on the Company assets and there is no undertaking for the creation thereof, whether granted in order to guarantee Company debt or to guarantee the debt of a third party, except as is described in the Prospectus, if this is necessary subject to the Securities Law and the Prospectus Details Regulations.

10.	There are no loans and no guarantees were given in favor of the Company, except as is described in the Prospectus, if this is necessary subject to the Securities Law and the Prospectus Details Regulations.

11.	The Company has the authority to sign an underwriting agreement. The Company Board of Directors passed the necessary resolutions for this purpose and the signed underwriting agreement obligates the Company subject to its terms. In addition, the Company Board of Directors approved that the advance undertaking amount to indemnify the underwriters and to indemnify YA Global Investments, L.P is reasonable under the circumstances, as is required subject to the Securities Law and its Regulations.

12.	All of the details appearing in the Prospectus, the Shelf Offering Report and the Company reports regarding interested parties of the Company and their holdings in Company Securities (as this is defined in the Securities Law, 5728 – 1968) (above and hereunder: the “Interested Parties”), including with regard to Company transactions with Interested Parties, payments and benefits which the Interested Parties have received or are entitled to receive from the Company are true and the details thereof were given in the Prospectus, the Shelf Offering Report and the Company reports as required subject to the Securities Law and the Prospectus Details Regulations. All transactions with Interested Parties and senior officers were duly approved subject to the Companies Law, 5759 – 1999.

13.	All resolution required subject to the Companies Law, 5759 – 1999 and any law were passed in order to approve the employment of an Interested Party and senior officers mentioned in the Prospectus and the Shelf Offering Report.

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14.	All of the details appearing in the “description of the corporation’s business” chapter in the Prospectus are true and are in accordance with the Securities Law and the Prospectus Details Regulations. Subject to the reservation explicitly stated in the Prospectus and referring to the Company assessment, the Company estimates and forward-looking information and the information presented in the Prospectus and to the best of the Company's knowledge if such exist for which we declare that they are assessments and estimates that we have performed after examinations and investigations are true.

15.	All contracts, agreements and details described in the Prospectus, in the Shelf Offering Report and the Company reports as required by the Securities Law and its regulations and which the Company is a party thereto (hereinafter and for the purpose of this section only referred to as the “Agreements”), are correctly mentioned and described in the Prospectus and the Shelf Offering Report and apart from them there are no Agreements and/or contracts and/or other details which should be described as aforementioned. The aforementioned description of the Agreements includes all of the information required subject to the Securities Law and the Prospectus Details Regulations.

16.	All of the Company’s intellectual property (if any) described in the Prospectus and inter alia, registered patents and those in the process of registration, were correctly described including the relevant approvals given therefor.

17.	The discussed issue, including all its terms, as specified in the Prospectus and the Shelf Offering Report, does not contradict the certificate of incorporation or the Company Articles of Association, and does not infringe upon any contract whatsoever, or any other material document or agreement which the Company is party thereto, which the Company is obligated thereto.

18.	There are no legal, quasi-legal proceedings or demands, including material and/or pending proceedings which the Company is party thereto. There Company is not aware of any intention to carry out such proceedings and there is no investigation, arbitration or process in Israel or abroad, pertaining to the Company, and as per the Company’s estimate the Company has no material exposure as a result of the aforementioned actions and/or omissions.

19.	The Company has received in principle consent to grant all of the approvals required in order to publish the Shelf Offering Report and issue the securities subject thereto.

20.	With regard to the laws, regulations and orders applicable to the Company, as of the date of this letter hereof, the Company fulfills its duties subject to any law including the provisions of the various laws and regulations specified in the “description of the Company business” chapter in the Prospectus, including all their amendments and the orders and regulations subject thereto, as well as the provisions of the various memorandums issued by the authorities, pertaining to the Company business and activities, unless there is no material influence on the Company.

21.	The Company has received all of the approvals (including permits and licenses) required for its business operations and it acts in accordance with its certificate of incorporation and Articles of Association, as the case may be.

22.	The Company is not in breach of its documents of incorporation and is not in breach of any material undertaking and/or material agreement whatsoever, whereas such breach may have a material influence on the Company.

23.	The REPA agreement, including all its conditions, was approved by proper resolutions of the Company’s authorized organs. All of the Company and/or Company Board of Directors resolutions as aforesaid were duly passed.

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24.	The REPA agreement, including all its conditions, does not contradict the Company’s documents of incorporation and does not infringe upon any undertaking or agreement, or any other document which the Company is a party thereto or is obligated thereby.

25.	The Company Board of Directors has approved the Company’s REPA agreement with the Yorkville Fund, and as well approved that the advance undertaking amount to indemnify the Yorkville Fund is reasonable under the circumstances.

26.	The Company has the authority to offer and issue the securities offered subject to the Prospectus in the manner and amounts described in the Prospectus and all subject to the Shelf Offering Report, which will be published by the Company.

27.	The Tel Aviv Stock Exchange Ltd. has granted approval in principle to list thereon for trade the securities of the Company capital, the securities offered subject to the Shelf Offering Report.

28.	The Company did not carry out any arrangements not stated in the Prospectus in connection with the offering of securities and their distribution among the public.

29.	The Prospectus and/or Shelf Offering Report do not contain a “misleading item” as this is defined in the Securities Law, and they include any detail which may be important to a reasonable investor who is considering to purchase the securities offered in the Shelf Offering Report, or any other material thing the absence of which may mislead a reasonable investor.

30.	The explanations of the Board of Directors for the _______________ reports, incorporated by means of reference, with regard to the state of the Company affairs, the results of its activity, its equity, and its cash flows, are correct and properly represent the developments in the Company affairs.

31.	Since the dates subject to which any information was granted in the Prospectus and the Shelf Offering Report and until the date of this declaration herein, no adverse material change has occurred in the status of the Company and its business results.

32.	The declarations, estimates, assessments, data, calculations, allowances, and forecasts included in the Prospectus, the Shelf Offering Report and the most updated financial statements included therein were made in bona fide and after proper and appropriate examination and assessment. The Company’s assessment of the risk factors influencing its operations and business and their possible influences was done after an in-depth and proper examination and the description of such matters in the Prospectus and the Shelf Offering Report is in accordance with the Securities Law and the Prospectus Details Regulations.

33.	We hereby confirm that the documents delivered to you by the Company and/or its legal advisors, constitute all of the material documents in our possession and/or in the possession of our legal counsel in connection with the description of the Company in the Prospectus and the Company reports and as well material matters pertaining to the Company. We have no document or agreement which, to the best of our understanding, you would require for your examination and investigation in connection with the abovementioned and/or which we are aware of their existence and which may materially influence the Company and which were not delivered to you for your review.

34.	Without derogating from our letter above, we hereby confirm that the Prospectus and the Shelf Offering Report specify the main details and descriptions required subject to the Securities Law and its regulations, and as is required by the Tel Aviv Stock Exchange Ltd. and the Israel Securities Authority.

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35.	We are not aware that the Company is in breach of its certificate of incorporation, its Articles of Association or any material undertaking subject to any agreement whatsoever, in a manner which may materially influence the Company.

36.	We hereby undertake that if during the period between the date of publishing the Shelf Offering Report and until the date of closing the list of signatures, any event shall occur or we should become aware of any details or fact which may cause the content of the Prospectus and/or Shelf Offering Report and/or Company reports to include at that time a misleading item as this defined in the Securities Law, or that at the time they will be missing any details the absence of which may mislead a reasonable investor and/or we are informed about the occurrence of an event and/or details and/or facts of any kind which may cause the content of this letter hereof to become untrue or imprecise, we will notify you of this immediately.

37.	We have no objection that as per request you will deliver this letter to the representatives of the Israel Securities Authority and the Tel Aviv Stock Exchange Ltd. and any other person which will be entitled by law to demand that it be presented thereto.

38.	This letter is granted subject to the fact that any matter or affair pertaining thereto shall be governed by Israeli Law only, and the Tel Aviv – Jaffa Court only shall have exclusive jurisdiction in any proceeding pertaining thereto, and this letter cannot be relied upon in connection with any other proceeding subject to any other law or jurisdiction.

___________________ ___________________ ___________________

___________________, CEO ___________________, Chairperson of the Board of Directors

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WORDING OF THE COMFORT LETTER FROM THE COMPANY ATTORNEY (subject to adjustments as per the request of the Investor and following due diligence)

[ Note – this is a generic version subject to adjustments and changes as per the request of the Investor, inter alia following the due diligence and agreements with the pricing underwriter]

Re: Shelf Offering Report of [                   ] Ltd.

1.	Pursuant to the underwriting agreement signed between [_________________] (hereinafter referred to as “the Company”) and [_________________] on [_________________] 2013 (hereinafter referred to as the “Underwriting Agreement”), and pursuant to the REPA agreement signed between the Company and YA Global Investments, L.P on [_________________] , 2013, and in connection with the Company Shelf Prospectus dated [_________________] (hereinafter referred to as the “Prospectus”), and in connection with the Shelf Offering Report, which the Company intends to publish in connection with the Prospectus (hereinafter referred to as the “Shelf Offering Report”), we hereby confirm the following:

1.1	Any reference to the Company in this letter, includes as well the Company’s subsidiaries, as this term is defined in the Securities Law, 5728 – 1968 (hereinafter referred to as the “Securities Law”) and as it appears in the Company reports.

1.2	As part of our duties as the attorneys of the issue, we are familiar with the contents of the Prospectus and the draft of the Shelf Offering Report. In addition we are familiar with the Company’s documents of incorporation and we have reviewed all of the minutes of the meetings of the audit committee and the Company Board of Directors held during the period of 36 months preceding the date of our letter hereof; and all of the legal proceedings and agreements described in the Prospectus and the Shelf Offering Report, including agreements with interested parties, which the Company is a party thereto, and the specification of legal proceedings, if any, pending against the Company and other documents, which the Company is a party thereto and which were presented to us, and the rest of the documents which we deemed necessary to review, in order to grant our opinion herein.

1.3	In addition, we have spoken with the Company CEO and the Company CFO and with its auditor with regard to any fact material to our approval herein, which we have not verified and reviewed ourselves, and we received from them satisfactory explanations on which we have relied as we have deemed fit and necessary.

1.4	During the aforementioned conversations we have not been informed of anything which would indicate that the declarations, representations and documents given to us are incomplete, invalid and/or misleading.

1.5	Upon preparing this letter, we have assumed that all signatures on the documents delivered to us are original, the documents are complete, and all the people acting on behalf of any party to a contract have received approval necessary for this purpose, except if otherwise declared. In addition, we assumed that unless if otherwise declared, all agreements delivered are in effect and were not breached.

1.6	This letter refers only to matters pertaining to Israeli Law and was prepared without any knowledge and/or reference to any other law.

2.	Based on the abovementioned, we hereby approve as follows:

2.1	The Company is registered and operates by law, and it has full authority to hold its property and manage its business pursuant to the descriptions in the Prospectus and the Shelf Offering Report.

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2.2	The Company documents of incorporation as delivered to you, if delivered, are complete and updated, in effect as of the date of our letter hereof and all resolutions necessary in order to grant them legal validity were passed. The description in the Prospectus of the provisions of the Company Articles of Association is true and correct and was done in accordance with the requirements of the Securities Regulations (details of the prospectus and draft of the prospectus – structure and form), 5729 – 1969 (hereinafter referred to as the “Prospectus Details Regulations”).

2.3	The Company directors serving as of the date of the Prospectus on the Company Board of Directors were duly appointed. Their names and other details regarding the Company directors (as delivered and approved thereby) are included in the Prospectus, as required by the Securities Law 5728 – 1968 (hereinafter referred to as the “Securities Law”) and its Regulations.

2.4	To the best of our knowledge, the Company’s share capital was duly issued in accordance with the description in the Prospectus and the Shelf Offering Report. The details appearing in the Prospectus and the Shelf Offering Report pertaining to the registered and issued share capital of the Company are correctly described in the Prospectus and the Shelf Offering Report. To the best of our knowledge, the Company’s issued and paid-up shares are held as is described in the Prospectus and the Shelf Offering Report and the rights attached to the offered securities are correctly described in the Prospectus.

2.5	All of the resolutions of the Company Board of Directors mentioned in the Prospectus were duly passed and are in effect, and the issue of securities subject to the Prospectus and the Shelf Offering Report, including all its conditions, was approved by the Company Board of Directors as necessary in order to grant it legal validity.

2.6	To the best of our knowledge, the terms of employment between the Company and its employees, and the details of the senior officers, if described in the Prospectus, were correctly described in the Prospectus, pursuant to the provisions of the Securities Law and its regulations.

2.7	We hereby confirm, relying on the records of the Companies Registrar and documents and declarations brought to our attention by the Company, there are no material liens whatsoever and there is no undertaking for the creation thereof, whether granted in order to guarantee Company debt or to guarantee the debt of a third party, there are no material loans and no material guarantees were given in favor of the Company, except as is described in the Prospectus; the guarantees and loans given in favor of the Company and/or thereby are properly described in the Prospectus, subject to the Securities Law and the Prospectus Details Regulations.

2.8	The Company has the authority to sign an underwriting agreement. The Company Board of Directors passed the necessary resolutions for this purpose and the signed underwriting agreement obligates the Company subject to its terms. In addition, the Company Board of Directors approved that the advance undertaking amount to indemnify the underwriters and to indemnify YA Global Investments, L.P is reasonable under the circumstances, as is required under the circumstances.

2.9	Based on the information given to us by the Company and the interested parties of the Company, all of the details appearing in the Prospectus and the Shelf Offering Report regarding interested parties of the Company, as this is defined in the Securities Law (above and hereunder: the “Interested Parties”) and their holdings, and Company or subsidiary or affiliated companies transactions with Interested Parties, or which the Interested Parties have a personal interest therein, and payments and benefits to the abovementioned Interested Parties, are properly described subject to the Prospectus Details Regulations and all resolutions required by law in order to approve them were passed.

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2.10	To the best of our knowledge, all resolution required subject to the Companies Law, 5759 – 1999 and any law were passed in order to approve the employment of an Interested Party and senior officers mentioned in the Prospectus and the Shelf Offering Report.

2.11	To the best of our knowledge, all agreements which the Company is a party thereto including lien agreements or undertaking to register a lien or guarantee agreements, which the Company is a party thereto, and the description thereof in the Prospectus and Shelf Offering Report are required subject to the Securities Law and its regulations (hereinafter referred to as and for the purpose of this section only the “Agreements”) are mentioned and/or described in the Prospectus and Shelf Offering Report as is required subject to the Securities Law and the Prospectus Details Regulations.

Apart from that which is described in the Prospectus and the Shelf Offering Report, within the framework of our examination we were not informed that the Company is a party to additional Agreements (including lien agreements or guarantee agreements) which by law must be described in the Prospectus.

2.12	The discussed issue, including all its terms, as specified in the Prospectus and the Shelf Offering Report, does not contradict the certificate of incorporation or the Company Articles of Association, and to the best of our knowledge does not infringe upon any contract whatsoever, or any other material document or agreement which the Company is party thereto, which the Company and/or subsidiary are obligated thereto.

2.13	Except that which is described in the Prospectus, we have not been made aware of any legal, quasi-legal proceedings or demands, or investigation or arbitration or any other process material to the Company – being held or that are expected to be held before any public authority in Israel or abroad and it has not been brought to our attention that warnings were received regarding such proceedings against the Company, and which were not mentioned in the Prospectus or Shelf Offering Report that are expected to have a material influence on the Company and/or which may influence the course of its business.

2.14	The Company has received the consent and approvals necessary in order to publish the Shelf Offering Report including the approval of the Tel Aviv Stock Exchange Ltd. to list the securities offered subject to the Shelf Offering Report.

2.15	To the best of our knowledge, the Company has received all of the approvals (including permits and licenses) required for its business operations and to the best of our knowledge it acts in accordance with its certificate of incorporation and Articles of Association, as the case may be.

2.16	Nothing has been brought to our attention that would indicate that the Prospectus and/or Shelf Offering Report contain a “misleading item” as this is defined in the Securities Law, or that they include any detail which may be important to a reasonable investor who is considering to purchase the securities offered in the Prospectus and Shelf Offering Report, or any other material thing the absence of which may mislead a reasonable investor.

3.	Without derogating from our letter above, we hereby confirm that to the best of our knowledge the Prospectus and the Shelf Offering Report (including by incorporation by means of reference) specify the main data, details and descriptions required by the Tel Aviv Stock Exchange Ltd. and the Israel Securities Authority.

4.	We are not aware that the Company is in breach of its certificate of incorporation, its Articles of Association or any material undertaking subject to any agreement whatsoever, in a manner which may materially influence the Company.

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5.	If during the period between the date of publishing the Shelf Offering Report and until the date of closing the list of signatures subject to the Shelf Offering Report, any event shall be brought to our attention which may cause the content of the our letter to be incorrect at that time, we will notify you of this immediately after the event occurs or after the information above is brought to our attention.

6.	You may rely on our opinion included in the Shelf Offering Report.

7.	Our letter hereof will be held by YA Global Investments only, and its presentation will be possible in connection with the Prospectus, including for the purpose of delivering it to the representatives of the Israel Securities Authority, the Tel Aviv Stock Exchange Ltd., or any other authority as per its request subject to the provisions of the law. Our letter hereof may not be used, distributed, quoted, or referred to for any other purpose that is not specified above, without our explicit, written consent given in advance.

Sincerely,

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